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                                                                   EXHIBIT 10.5
                                [Letterhead]



                                June 30, 2000



NC Capital Corporation
18400 Von Karman
Suite 1000
Irvine, CA 92612
Attention: Patrick Flanagan, President

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, CT 06830
Attention: Anthony Palmisano

         Re: Residual Financing Facility Agreement dated as of June 23, 1999 between NC Capital Corporation ("NCCC") and Greenwich Capital Financial Products, Inc. ("Greenwich")

Ladies and Gentlemen:

         We refer to the above-referenced Residual Financing Facility Agreement, as amended (the "Agreement"), pursuant to which Greenwich has a security interest in certain existing and future residual mortgage-backed securities (the "Securities") owned by NCCC. Terms capitalized and used herein without being defined will have the meanings given to them in the Agreement. NCCC has agreed to grant to U.S. Bank National Association, as collateral agent for itself and certain other lenders (in such capacity, the "Collateral Agent"), a second priority security interest in the Securities.

         The Collateral Agent acknowledges that Greenwich has a first priority security interest in the Securities, and hereby requests that Greenwich consent to the Collateral Agent's second priority security interest in the Securities and agree to the following with respect to the Agreement and the Securities:

         1. Greenwich will notify the Collateral Agent, by facsimile transmission (at the address provided below), of any default by NCCC under the Agreement, and of any decision by Greenwich to exercise its remedies with respect to any such default, at the same time as Greenwich notifies NCCC thereof in writing. From and after the occurrence of a default by NCCC under the Agreement, Greenwich will promptly notify the Collateral Agent, by facsimile

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NC Capital Corporation
Greenwich Capital Financial Products, Inc.
June 30, 2000
Page 2


transmission at the address provided below, of any sale of the Securities actually consummated by Greenwich before the expiration of the time period specified in the first sentence of Section 3 hereof.

         2. The Collateral Agent will have the same rights as NCCC to cure any defaults under the Agreement; provided, that the Collateral Agent shall have no obligation to cure any such default.

         3. The Collateral Agent shall have the right, from the time Greenwich provides the Collateral Agent with a notice of its intent to exercise remedies described in paragraph 1 above until 14 calendar days thereafter, to purchase the obligations of NCCC to Greenwich pursuant to the Agreement and under Greenwich's warehouse financing facility with NCCC (the "Greenwich Obligations"), and all liens and encumbrances of Greenwich securing the Greenwich Obligations (including, without limitation, Greenwich's security interest in the Securities) (the "Greenwich Liens"), in consideration for the payment by the Collateral Agent to Greenwich of the principal of, and interest accrued and unpaid to the date of such assignment on, the Greenwich Obligations (the "Purchase Amount"), and NCCC's payment to Greenwich of all fees, costs and expenses then due under the Agreement and under Greenwich's warehouse financing facility with NCCC (the "Fees"). The Greenwich Obligations that the Collateral Agent shall be entitled to purchase shall be the Greenwich Obligations that remain outstanding after giving effect to any sale of any property subject to the Greenwich Liens (the "Greenwich Collateral"), including, without limitation, any sale of the Securities, agreed to by Greenwich prior to its receipt of written notice from the Collateral Agent of the Collateral Agent's exercise of such option, and the application of the proceeds of such sale to the Greenwich Obligations. NCCC hereby agrees, in the event of any such purchase, that Greenwich's obligations under its agreements with NCCC will (unless the same have been previously terminated) be terminated as of the date the Collateral Agent provides Greenwich with notice of its intent to exercise such option. In the event Greenwich or an Affiliate of Greenwich purchases the Securities prior to the expiration of the 14-day period described above and the Collateral Agent thereafter exercises its right to purchase the Greenwich Obligations as described above, the Collateral Agent shall also have the option, until the expiration of the 14-day period described above, of purchasing the Securities from Greenwich or such Affiliate (together with the remaining Greenwich Obligations) for a price equal to the price paid by Greenwich or such Affiliate for the Securities, plus interest thereon at the rate provided for in the Agreement from the date Greenwich or such Affiliate purchased the Securities to the date the Collateral Agent purchases the Securities (together with the price for the remaining Greenwich Obligations, as described above); PROVIDED, HOWEVER, that in no event shall the purchase price paid by the Collateral Agent for the remaining Greenwich Obligations and the Securities be less than the Greenwich Obligations outstanding immediately prior to the purchase

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NC Capital Corporation
Greenwich Capital Financial Products, Inc.
June 30, 2000
Page 3


of the Securities by Greenwich or an Affiliate of Greenwich plus interest thereon at the rate provided for in the applicable agreements from the date of such purchase to the date the Collateral Agent purchases the remaining Greenwich Obligations and the Securities MINUS any amounts credited to the Greenwich Obligations from sources other than such purchase of the Securities after such purchase of the Securities. Any such assignment of the Greenwich Obligations and the Greenwich Liens, and the Securities (if applicable), will be without recourse to, or representation or warranty (except as to the existence of the Greenwich Obligations and the Greenwich Liens, and the absence of any liens, encumbrances or other adverse claims created by or through Greenwich on the Greenwich Obligations, the Greenwich Liens and the Securities, as applicable) by Greenwich, and will be effected pursuant to an assignment in form and substance reasonably satisfactory to the Collateral Agent and Greenwich. Nothing in this letter agreement shall prohibit Greenwich from exercising its remedies at any time with respect to the Greenwich Obligations, the Securities or any property other than the Securities subject to the Greenwich Liens in accordance with the Uniform Commercial Code and applicable law.

         4. If at any time following the exercise by Greenwich of its remedies with respect to the Securities there is any amount payable to NCCC under the Agreement, such amount shall be paid to the Collateral Agent by wire transfer of immediately available funds to:

              U.S. Bank National Association
              U.S. Bank Place
              601 Second Avenue South
              Minneapolis, Minnesota 55402-4302
              ABA Routing Number 091000022
              Account Number: 1731-0097-1378

         5. If at any time Greenwich receives repayment in full of the Greenwich Obligations, unless the Securities have been sold following a foreclosure thereof (whether to Greenwich, any of its Affiliates or another Person), Greenwich will deliver the Securities to the Collateral Agent at the address set forth below, together with any assignment documentation required to transfer record ownership of the Securities, duly executed in blank.

         6. Greenwich confirms to the Collateral Agent that it has not received notice of any other security interests in or encumbrances on the Securities, and agrees to notify the Collateral Agent within two (2) Business Days after it receives notice of any such security interest or encumbrance.

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NC Capital Corporation
Greenwich Capital Financial Products, Inc.
June 30, 2000
Page 4


         7. The Collateral Agent hereby agrees that, prior to the satisfaction in full of the Greenwich Obligations and the Fees, (a) the security interest of Greenwich in the Securities shall have priority over any security interest the Collateral Agent may now have or hereafter acquire in the Securities, (b) the Collateral Agent's security interest in the Securities shall be, and is, in all respects subject and subordinate to Greenwich's security interest in the Securities, whether or not Greenwich's security interest has priority by law and (c) the Collateral Agent shall not be entitled to receive any payments or distributions on the Securities or as a result of the Greenwich Liens. When the Greenwich Obligations shall have been satisfied in full and the Fees have been paid in full to Greenwich, the Collateral Agent shall be subrogated to the Greenwich Obligations and the Greenwich Liens, to the extent of the amount of proceeds of the Securities applied to the Greenwich Obligations, until the claims secured by the Collateral Agent's security interest in the Securities shall be paid in full. For the purposes of such subrogation, no proceeds of the Securities shall, as between NCCC, its creditors other than Greenwich, and the Collateral Agent, be deemed to be a payment by NCCC to or on account of Greenwich Obligations, it being understood that this Agreement is intended solely for the purpose of defining the relative rights of the Collateral Agent, on the one hand, and Greenwich, on the other hand.

         8. Greenwich may at any time, and from time to time, without notice to or obtaining the consent of the Collateral Agent, enter into such agreements with New Century Financial Corporation ("NCFC") and NCCC as Greenwich may deem proper amending, modifying or otherwise altering the terms of the Agreement. Each of NCFC and NCCC agrees to provide the Collateral
Agent with copies of any such agreement promptly after entering into the same.

         9. As long as any portion of the Greenwich Obligations or the Fees remains unpaid, (i) the Collateral Agent will take no action to foreclose its security interest in the Securities without the prior written consent of Greenwich, (ii) the Collateral Agent will take no action which is reasonably likely to delay or otherwise impede the ability of Greenwich to collect or foreclose on the Securities, PROVIDED, that this clause (ii) shall not in any way restrict the Collateral Agent's right to (A) enforce its security interest in any collateral other than the Securities, or (B) demand or seek payment of, sue for or otherwise enforce the claims secured by the Collateral Agent's security interests on any assets of NCCC other than the Securities,
(iii) at the request of Greenwich, the Collateral Agent shall release any lien and security interest it has on the Securities to permit any transfer or sale of the Securities by NCCC, so long as such sale or transfer constitutes a commercially reasonable disposition, the proceeds thereof are applied against the Greenwich Obligations, and any excess is delivered to the Collateral Agent as provided in Section 4, and (iv) the Collateral Agent shall not assert its security interest in the Securities and related rights in a manner that would prevent or interfere with any foreclosure sale of the Securities by Greenwich, or dispute the title of any purchaser of the Securities based on the

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NC Capital Corporation
Greenwich Capital Financial Products, Inc.
June 30, 2000
Page 5


Collateral Agent's security interest in the Securities, provided, that nothing in this clause (iv) shall constitute a waiver by the Collateral Agent of any claim it would otherwise have against Greenwich.

         10. Each of NCCC and the Collateral Agent agree to provide Greenwich with written notice of the termination of the Collateral Agent's second priority security interest in the Securities, and acknowledge and agree that Greenwich shall be entitled to comply with the terms of this letter agreement until the actual receipt of such notice at the above address, (such notice to be addressed and received by the following:
Mortgage-Backed Operations and General Counsel).

         11. Each of the signatories hereto acknowledge and agree that no such party will be liable under any circumstances for any punitive, consequential or loss-of-profit damages.

Except as set forth above, Greenwich will have no other obligation to the Collateral Agent with respect to the Agreement or the Securities. Greenwich and the Collateral Agent agree that there are no third parties, other than the lenders for which the Collateral Agent acts, who are intended to benefit in any way from this agreement. Each of NCFC and NCCC, by its acknowledgment hereof, hereby consents to Greenwich's compliance with the provisions set forth above.

         Please indicate your agreement to the foregoing by acknowledging this letter in the space provided below.

                                       Very truly yours,
                                       U.S. BANK NATIONAL ASSOCIATION


                                       By     /s/ Edwin D. Jenkins
                                           -----------------------------------
                                       Its    Senior Vice President
                                           -----------------------------------

                                       Address: U.S. Bank National Association
                                                U.S. Bank Place  - MPFP0508
                                                601 Second Avenue South
                                                Minneapolis, Minnesota 55402
                                                Attention: Mr. Edwin D. Jenkins
                                                Facsimile: (612) 973-0826

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NC Capital Corporation
Greenwich Capital Financial Products, Inc.
June 30, 2000
Page 6


Acknowledged and Agreed to this 30th
day of June, 2000

NC CAPITAL CORPORATION


By   /s/ Patrick Flanagan
    -----------------------------------
Its    President
    -----------------------------------

NEW CENTURY FINANCIAL CORPORATION


By   /s/ Patrick Flanagan
    -----------------------------------
Its    EVP
    -----------------------------------

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


By     /s/ Joseph N. Walsh III
    -----------------------------------
Its    Joseph N. Walsh III, Sr. Vice President
    -----------------------------------